                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

     Each person whose signature appears below authorizes Paul R. Skubic, Chairman of the Board and President, to execute in the name of each such person who is then an officer or director of the registrant, and to file, the 2005 Harris Preferred Capital Corporation Annual Report to the Securities and Exchange Commission on Form 10-K pursuant to the requirements of the Securities Exchange Act of 1934.

     /s/ David Blockowicz           /s/ Delbert Wacker
     ------------------------       -------------------------
     David Blockowicz               Delbert Wacker
     Director                       Director

     /s/ Frank M. Novosel           /s/ Forrest M. Schneider
     ----------------------         -----------------------------
     Frank M. Novosel               Forrest M. Schneider
     Director                       Director

     /s/ Paul R. Skubic
     -------------------------
     Paul R. Skubic
     Director